                                                                     EXHIBIT 2.5

                                FIRST AMENDMENT
                                       TO
                    ACQUISITION AGREEMENT AND PLAN OF MERGER
                    ----------------------------------------

     This First Amendment to Acquisition Agreement and Plan of Merger (the "First Amendment") is dated August 9, 2000 by and among Entravision Communications Corporation, a Delaware corporation (the "Corporation"), Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company"), and ZSPN Acquisition Corporation, a Delaware corporation ("Acquisition Co."), on the one hand, and Z-Spanish Media Corporation, a Delaware corporation ("ZSPN"), and the individuals and entities set forth on the signature pages hereto, who are stockholders of ZSPN owning approximately seventy-nine percent (79%) of the issued and outstanding shares of common stock of ZSPN as of the Execution Date (the "Major Stockholders"), on the other hand, with respect to the following facts:

     WHEREAS, the parties hereto have previously entered into that certain Acquisition Agreement and Plan of Merger dated April 20, 2000 (the "Original Agreement"), pursuant to which Acquisition Co. is to merge with and into ZSPN (the "Merger"), which shall be the Surviving Corporation. Following the Merger, ZSPN will be a wholly-owned subsidiary of the Corporation.

     WHEREAS, the Federal Communications Commission (the "FCC") has consented to the assignment by Z-Spanish Media Licensing Company, LLC, a Delaware limited liability company and a subsidiary of ZSPN to Salinas Holdings Partnership, a Connecticut partnership ("Salinas Holdings") of the FCC Licenses for radio stations KZSA (FM) in Placerville, California; KRAY-FM in Salinas, California; KZSF (AM) in San Jose, California; KSQR (AM) in Sacramento, California; KZSL
(FM) in King City, California; KHNZ (FM) in Soledad, California; and K277AH, Watsonville, California, (individually a "DOJ Excluded Station" and collectively, the "DOJ Excluded Stations"); and radio stations KHMZ(FM) in Salinas, California; KTGE(AM) in Salinas, California; KCTY(AM) in Salinas, California; and KLOC(AM) in Ceres, California, (individually a " FCC Excluded Station" and collectively, the "FCC Excluded Stations").

     WHEREAS, the FCC has approved the assignment of the Licenses for the FCC Excluded Stations to the Z-Spanish Trust created under that certain trust agreement dated August 8, 2000 (the "Z-Spanish Trust I").

     WHEREAS, Salinas Holdings has agreed to file an application with the FCC to request consent to assign the licenses for the DOJ Excluded Stations to the Z-Spanish Trust II created under that certain Trust Agreement dated August 7, 2000 (the "Z-Spanish Trust II").

     WHEREAS, under the Communications Act of 1934, as amended, and the rules, regulations and policies of the Federal Communications Commission (the "FCC") (collectively, the "Communications Act"), the FCC has raised certain objections to the ownership by the Corporation of the FCC Excluded Stations.

     WHEREAS, the Department of Justice (the "DOJ") has raised certain objections with respect to the acquisition by the Corporation of the DOJ Excluded Stations.

     WHEREAS, in order to address both the FCC's and the DOJ's concerns and to consummate the Merger in a timely fashion, the FCC Licenses for the FCC and DOJ Excluded Stations will be transferred to Salinas Holdings immediately before the Closing, and then to the Z-Spanish Trust I and the Z-Spanish Trust II, as appropriate, upon receipt of FCC consent for such assignment, pursuant to the Trust Agreements. For the same reasons, until DOJ and FCC stations are assigned to Entravision or sold or transferred and the licenses assigned to a third party, all rights, title and interest in the assets used exclusively for the DOJ and FCC Excluded Stations shall be placed in trust immediately following the Effective Time of the Merger with the Z-Spanish Trust II.

     WHEREAS, pursuant to that certain letter agreement dated August 7, 2000, and subject to DOJ's and FCC's approval, the Corporation has agreed, on the conditions set forth therein, to reacquire the Assets of the DOJ Excluded Stations to be managed by Salinas Holdings or the Z-Spanish II Trust and the Trustee thereof.

     WHEREAS, the parties hereto desire to amend the Original Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

     1. All capitalized terms used in this First Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Original Agreement. The recitals of this First Amendment are incorporated herein by this reference.

     2.   Schedule "A" of the Original Agreement (which was inadvertently
          ------------
omitted) shall be amended to read in full with regard to ZSPN's radio stations and Internet sites as set forth on Schedule "A-1" to this First Amendment.
                                   --------------
Schedule A-2 shall list ZSPN's Billboard assets.

     3. Section 1.33 of the Original Agreement is hereby amended to read in full as follows:

          "1.33. "Exchange Agreement" shall mean that certain Amended and Restated Exchange Agreement dated effective as of July 24, 2000 by and among the Company, its members and Univision Communications Inc. attached to this First Amendment as Exhibit "A-1" and incorporated herein by this
                                -------------
     reference."

     4. Section 1.74 of the Original Agreement is hereby amended to read in full as follows:

          "1.74. "Registration Statement" shall mean the Corporation's final prospectus filed with the SEC prior to the date of this First Amendment in connection with the IPO which has been made available to the Stockholders and their counsel."

     5. Section 2.7 of the Original Agreement is hereby amended to read in full as follows:

          "2.7 Acquisition Consideration.
               -------------------------

               (a) Fixed Consideration.  The aggregate fixed consideration to be
                   -------------------
     paid in any event in the Merger for the Shares shall be an amount equal to $339,829,614, less the sum of the following additional consideration for the Merger (i) the Option Roll-Over Amount, (ii) the Termination Payments,
     (iii) the TSG Loan and (iv) an amount equal to $1,750,000 (the "Escrow Amount") to be used by the ZSPN Representatives to pay for costs and expenses incurred in connection with the transactions contemplated by this Original Agreement and this First Amendment, including expenses incurred in connection with disposition of the FCC Excluded Stations and the DOJ Excluded Stations (the "ZSPN Fixed Equity Consideration"). The ZSPN Fixed Equity Consideration shall be paid as follows: (i) $220,719,752 in cash (the "Cash Consideration Value"), plus (ii) 7,187,902 newly-issued shares of Class A Common Stock of the Corporation (the "Stock Consideration Value"). Notwithstanding the foregoing, the Cash Consideration Value shall be reduced on a dollar-for-dollar basis for all amounts of ZSPN Indebtedness in excess of $108,670,117 incurred by ZSPN after receipt of Entravision's written consent pursuant to Section 7.2 below and not repaid prior to the Closing. References to ZSPN Equity Consideration in the Original Agreement shall be deemed to be amended to refer to ZSPN Fixed Equity Consideration as defined in this Section 2.7(a).

               (b) Contingent Consideration.  Following the Closing, the
                   ------------------------
     Corporation shall pay additional contingent cash consideration (the "Contingent Cash Consideration") as follows:

                   (i) An amount of Contingent Cash Consideration equal to fifty percent (50%) of the cash actually received in connection with the sale of the FCC Excluded Stations after payment of or provision for all costs and expenses incurred by or on behalf of the Corporation or its Affiliates in connection with such sale, including, without limitation, commissions, trustee fees and professional fees (the "Net Cash Proceeds").

                   (ii) An amount of Contingent Cash Consideration equal to all Net Cash Proceeds actually received by The Z-Spanish II Trust in connection with the sale of any of the DOJ Excluded Stations to third parties.

                   (iii) If the DOJ approves the retention of any or all of the DOJ Excluded Stations by the Corporation or any of its Affiliates, the Corporation shall pay additional Contingent Cash Consideration in the amount of the Agreed Value (as defined below) of each such station. If the DOJ approves the retention of any such station by the Corporation or its Affiliates within ninety (90) days after the Closing of the Merger, the Agreed Value will be as set forth on Exhibit "B-1" hereto. If the DOJ
                                          -------------
     approves of the retention of any such station by the Corporation or its Affiliates after the expiration of the ninety (90) day period following the Closing of the Merger, but before December 31, 2000, the Agreed Value of each such station shall be 19.23 times broadcast cashflow relating to such station or stations computed with respect to the twelve (12) month period ending at the end of the month immediately preceding sale of any such station or station, as the case may be, but in no event more than the price that would have been paid for such station as set forth on Exhibit "B-1"
                                                                -------------
     hereto. If the DOJ shall fail to approve before December 31, 2000 the retention of any station by the Corporation or its Affiliates (or if at any time before December 31, 2000 the ZSPN Representatives shall determine to discontinue to seek the DOJ's approval for the retention of any such station(s) by the Corporation or its Affiliates, including without limitation because the ZSPN Representatives believe that it may be impractical to obtain such DOJ approval or for any other reason), then any station(s) with respect to which there shall have been such a failure to obtain DOJ approval or such a determination to discontinue to seek DOJ approval, shall not be transferred to the Corporation or its Affiliates, shall cease to be covered by this subsection (iii), and shall instead to be sold to third part(ies) as contemplated by subsection (ii) above.

                   (iv) For purposes of computing the Net Cash Proceeds of the sale of any of the FCC Excluded Stations or DOJ Excluded Stations under the foregoing subsection (i), costs incurred in connection with the sale shall include Taxes (the "Disposition Tax Cost") incurred on any income or gain recognized by the Corporation or any of its Affiliates in connection with the sale of such station; provided that such taxes shall not be treated as incurred in an amount which exceeds that amount of Taxes (the "ZSPN Tax Amount") that would have been payable by ZSPN and its Affiliates with respect to such income, determined as if such corporations continued to file their returns on the same basis as such returns were filed for the periods ending on the Closing Date, including taking into account as offsets against such income or gain any federal and state losses or loss carryforwards of ZSPN and its Affiliates that existed at the time of the Merger and would have been usable in the first taxable year of any of such corporations beginning after the Closing, and without regard to any income of such corporations arising after the Closing Date other than income and gain attributable to the sale of the FCC Excluded Stations and DOJ Excluded Stations.

                   (v) All amounts of Contingent Cash Consideration payable pursuant to this Section 2.7(b) shall be treated as Cash Consideration Value for purposes of Section 2.9(a) and shall be paid by wire transfer of immediately available funds, as directed by the ZSPN Representatives pursuant to Section 2.9(b). Payments required by Section 2.7(b)(i) or (ii) shall be made by Entravision within two (2) business days after receipt of the proceeds of a sale of any station requiring such payments (treating for purposes of this initial payment the ZSPN Tax Amount (or a good faith estimate thereof) as if it were equal to the Disposition Tax Cost), and payments required by Section 2.7(b)(iii) shall be made within two (2) business days after the approval of the retention or transfer referred to therein. Promptly after sufficient facts become available to make a final determination of the ZSPN Tax Amount or the actual Disposition Tax Cost with respect to any station sale, but not later than date of the filing of the income tax returns reflecting the gain recognized on the sale of any such station, the excess, if any, of the Contingent Cash Consideration over the amount previously paid under Section 2.9(b) shall be paid by wire transfer of immediately available funds, as directed by the ZSPN Representatives pursuant to Section 2.9(b). In the event the ZSPN Tax Amount or the Disposition Tax Cost is subsequently determined to be different than the amounts previously reflected in the determination of the amount of the Contingent Cash Consideration paid pursuant to this Section 2.7(b), the Contingent Cash Consideration payable hereunder shall be recumputed. Any additional Contingent Cash Consideration payable (or any excess of prior payments over the corrected Contingent Cash Consideration) shall be paid promptly to (or by) the ZSPN Representatives, as may be necessary to cause the total Contingent Cash Consideration paid hereunder to be correct.

     6. Section 2.14 of the Original Agreement is hereby amended to read in full as follows:

          "2.14.  FCC Licenses, Permits and Authorizations.  The parties hereto
                  ----------------------------------------
     acknowledge and agree that, in connection with the FCC Consent, with the exception of the license for KLNZ-FM which shall remain in KLNZ License Co., LLC, Entravision may cause ZSPN and its Affiliates to assign all of its right, title and interest in and to all FCC licenses, permits and authorizations (and the call letters with respect thereto) held by ZSPN and the ZSPN Subsidiaries to Holdings, and that the FCC consent will reflect Holdings as the assignee of the FCC licenses held by ZSPN and the ZSPN Subsidiaries."

     7. A new Section 2.15 shall be added to the Original Agreement to read in full as follows:

          "2.15.  Escrow Amount.  At the Closing, Entravision shall pay the
                  -------------
     Escrow Amount to the ZSPN Representatives by wire transfer of immediately available funds to such account as may be designated by the ZSPN Representatives. Expenditure of the Escrow Amount shall be in the sole discretion of the ZSPN Representatives, and any amounts of the Escrow Amount not expended by the ZSPN Representatives shall be paid to the ZSPN Stockholders as if it were additional Cash Consideration Value payable at the time of the Closing of the Merger."

     8. Section 3.1 of the Original Agreement is hereby amended to read in full as follows:

          3.1.  "Closing.  The closing of the Merger provided for in this
                --------
     Agreement (the "Closing") will take place at the offices of Proskauer Rose LLP in New York, New York at 10:00 a.m. (Eastern Time) within two (2) business days after which each of the following has occurred (or is occurring concurrently): (i) the Corporation shall have received the proceeds from the IPO, (ii) the Roll-Up has closed, (iii) the FCC Consent becomes a Final Order and (iv) the applicable waiting period under the HSR Act has expired or been terminated, or such date as Entravision and ZSPN may mutually agree, or at such other time and place as Entravision and ZSPN may mutually agree, and Entravision, Acquisition Co. and ZSPN agree to cooperate and use their Best Efforts to close the Contemplated Transactions as soon as practicable after the FCC Consent becomes a Final Order; provided, however, that Entravision and ZSPN, by mutual agreement, may waive the condition to the Closing that the FCC Consent be a Final Order and, in such case, the Closing shall occur at such time and place as the parties may mutually agree after grant of FCC Consent and upon the occurrence of all other required conditions to the Closing. Subject to the provisions of Article 11 below, failure to consummate the Merger on the date and time and at the place determined pursuant to this section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement."

     9. Section 3.4(n) of the Original Agreement is hereby amended to delete the reference to Arthur Rockwell.

     10. Section 3.4(l) of the Original Agreement is amended and restated to read as follows:

          "(l) the written legal opinions of Proskauer Rose LLP, corporate counsel for ZSPN and the Stockholders, and Shaw Pittman, FCC counsel for ZSPN and the Stockholders, substantially in the forms attached hereto as Exhibits "H-1" and "H-2" and incorporated herein by this reference.
     --------------     -----
     Additionally, Proskauer Rose LLP's written legal opinion will contain a provision expressly allowing Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. ("Zevnik Horton"), counsel for Entravision and Acquisition Co., to rely on Proskauer Rose LLP's written legal opinion in rendering its legal opinion to the Corporation's lead underwriter in the IPO, as required under that certain Underwriting Agreement entered into by and among the Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Bear, Stearns & Co. Inc. and DLJdirect Inc., as representatives of the several Underwriters named in Schedule I thereto."

     11. Section 3.5(a) of the Original Agreement is amended and restated to read as follows:

          "(a) The ZSPN Fixed Equity Consideration; provided, however, that the Corporation will deliver to its transfer agent a letter of transmittal and instruction irrevocably instructing that stock certificates representing the Stock Consideration Value (as defined in Section 2.7 above) be issued and delivered to the ZSPN Stockholders in such amounts as designated by the ZSPN Representatives as soon as possible after the Closing and the Corporation will continue to use reasonable and diligent efforts to cause its transfer agent to promptly issue such stock certificates."

     12. Section 5.4 of the Original Agreement is hereby amended to read in full as follows:

          "5.4 Capitalization.
               --------------

               (a) The authorized capital stock of the Corporation consists of
     (i) 260,000,000 shares of Class A Common Stock, $0.0001 par value per share, none of which are issued and outstanding, (ii) 40,000,000 shares of Class B Common Stock, $0.0001 par value per share, none of which are issued and outstanding, (iii) 25,000,000 shares of Class C Common Stock, $0.0001 par value per share, none of which are issued and outstanding and (iv) 50,000,000 shares of Preferred Stock $0.0001 par value per share, none of which are issued and outstanding.

               (b) Schedule 5.4(b)-1 to this First Amendment sets forth the pro
                   -----------------
     forma fully-diluted capitalization of the Corporation as of the Closing (but without giving effect to the IPO) subject only to adjustment of the Exchange Number (as defined in the Exchange Agreement). The "Entravision Fully-Diluted Shares" as defined in this Agreement shall be as of the Closing as set forth on Schedule 5.4(b)-1 to this First Amendment.
                             -----------------

               (c) The outstanding units of membership interest in the Company (the "Units") consist of an aggregate of 1,953,924 Units, 1,555,037 of which are designated Class A Units, none of which are designated Class B Units, 286,206 of which are designated Class C Units, 102,368 of which are designated Class D Units and 10,313 of which are designated Class E/F Units.

               (d) Except as set forth on Schedule 5.4(d), (i) there are no
                                          ---------------
     other options, warrants, stock appreciation rights, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of Entravision, (ii) there are no Contracts relating to the issuance, sale, registration or transfer of any equity securities or other securities of Entravision and (iii) there are no voting trust agreements or other Contracts, agreements or arrangements restricting voting rights or transferability with respect to Entravision.

               (e) The shares of Class A Common Stock of the Corporation issuable as the ZSPN Equity Consideration and the shares of Series B Preferred Stock issuable pursuant to the Certificate, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully-paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and applicable federal and state securities laws and will not have been issued in violation of any preemptive rights."

     13. Section 9.3(b) of the Original Agreement shall be amended to read in full as follows:

               "(b) From and after the Effective Time, each outstanding ZSPN Option shall be assumed by Entravision and shall be deemed to constitute a substitute option under the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan to acquire, on the same terms and conditions as were applicable under such ZSPN Option (including credit for vesting periods elapsed under the ZSPN 1999 Stock Incentive Plan), a number of shares of Entravision Class A Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of ZSPN shares pursuant to such ZSPN Option and (ii) ZSPN Share Consideration divided by
     (iii) the Entravision Share Consideration. The exercise price per share of Entravision Class A Common Stock (rounded up to the nearest whole cent) pursuant to such newly issued Entravision option shall be calculated as the quotient of (a) the exercise price per share of ZSPN Common Stock pursuant to such ZSPN Option and (b) the quotient of ZSPN Share Consideration and the Entravision Share Consideration. An illustration of the above calculation is attached hereto as Annex II. Consistent with the respective
                                       --------
     option agreements entered into by the participants under the

     ZSPN 1999 Stock Incentive Plan (the "Optionees"), the Optionees shall agree not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant purchase, or otherwise transfer or dispose of directly or indirectly any Class A Common Stock received by the Optionees upon exercise of any substitute option under the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan for a period of one hundred eighty (180) days after the date of the final prospectus relating to the Corporation's IPO.

          In connection with the ZSPN Options, ZSPN represents and warrants that there are currently 1,997,861 ZSPN Options, none of which have been exercised as of the date hereof. Therefore, in the event that the ZSPN Options exceed 1,997,861 (the "ZSPN Non-Disclosed Options"), the Corporation will be entitled to a credit on the ZSPN Fixed Equity Consideration, which will be payable from the Escrow Amount, in the amount equal to the net equity value of such ZSPN Non-Disclosed Options calculated in the same manner as the Option Rollover Amount."

     14.  Section 12.1 shall be amended to read in full as follows:

          "12.1.  Authorization of the ZSPN Representatives.  Upon adoption of
                  -----------------------------------------
     this Agreement by the Board of Directors of ZSPN and approval of this Agreement by the Major Stockholders pursuant to the Certificate of Incorporation and Bylaws of ZSPN and the applicable provisions of the Delaware Code, the ZSPN Representatives (and each successor appointed in accordance with Section 12.3 below) hereby is appointed, authorized and empowered to act, by decision of both of the ZSPN Representatives (if there is more than one), as the ZSPN Representatives, on behalf of the Major Stockholders, in connection with and to facilitate the consummation of the Contemplated Transactions, for the purposes and with the powers and authority hereinafter set forth in this Article 12, which shall include the power and authority:

               (a) to deliver all Certificates representing the Shares tendered therewith to Entravision and to collect and receive all moneys and stock payable to the Major Stockholders pursuant to Section 2.7 and 2.8 above to disburse and pay the same to each of the Major Stockholders pursuant to
     Section 2.8 above;

               (b) to take all actions deemed necessary or appropriate by the ZSPN Representatives in connection with or arising out of the disposition of the FCC Excluded Stations and DOJ Excluded Stations;

               (c) disburse the Escrow Amount; and

               (d) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the ZSPN Representatives, in their sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in paragraphs (a), (b) and (c) above and the Contemplated Transactions.

     The grant of authority provided for in this Section 12.1: (i) is coupled with an interest and is being granted, in part, as an inducement to Entravision and Acquisition Co. to enter into this Agreement, and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Major Stockholder and shall be binding on any successor thereto; and (ii) subject to the provisions of Section 12.3 below, may be exercised by any of the ZSPN Representatives acting by signing as an ZSPN Representative of each of the Major Stockholders.

     15.  Annex I and Annex II to the Original Agreement are hereby amended to
          -------     --------
read in full as Annex I-1 and Annex II-1 attached to this First Amendment.
                ---------     ----------

     16. Except as expressly amended hereby, all other terms and conditions of the Original Agreement shall remain in full force and effect.

     17. This First Amendment may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the date first written above.


Corporation        ENTRAVISION COMMUNICATIONS CORPORATION,
                   a Delaware corporation

                   By: /s/ Walter F. Ulloa
                       ---------------------------------------------------------
                           Walter F. Ulloa, Chairman and Chief Executive Officer

                   By: /s/ Philip C. Wilkinson
                       ---------------------------------------------------------
                           Philip C. Wilkinson, President and Chief Operating Officer

Company ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a Delaware limited liability company

                   By: /s/ Walter F. Ulloa
                       ---------------------------------------------------------
                           Walter F. Ulloa, Chairman, Chief Executive Officer and Managing Member

                   By: /s/ Philip C. Wilkinson
                       ---------------------------------------------------------
                           Philip C. Wilkinson, President, Chief Operating Officer and Managing Member

Acquisition Co.    ZSPN ACQUISITION CORPORATION,
                   a Delaware corporation

                   By: /s/ Walter F. Ulloa
                       ---------------------------------------------------------
                           Walter F. Ulloa, Chairman and Chief Executive Officer

                   By: /s/ Philip C. Wilkinson
                       ---------------------------------------------------------
                           Philip C. Wilkinson, President and Chief Operating Officer

ZSPN               Z-SPANISH MEDIA CORPORATION,
                   a Delaware corporation

                   By: /s/ Amador S. Bustos
                       ---------------------------------------------------------
                   Name: Amador S. Bustos
                        --------------------------------------------------------
                   Title: President
                         -------------------------------------------------------

            [Counterpart Signature Page No. 1 to the First Amendment
                  to Acquisition Agreement and Plan of Merger]

Major Stockholders       Z-SPANISH MEDIA HOLDINGS, L.L.C.


                         By: /s/ Darryl B. Thompson
                            ----------------------------------------------------
                         Name:   Darryl B. Thompson
                              --------------------------------------------------
                         Title:  Manager
                               -------------------------------------------------

                         TSG ASSOCIATES II, INC.


                         By: /s/ Darryl B. Thompson
                            ----------------------------------------------------
                         Name:   Darryl B. Thompson
                              --------------------------------------------------
                         Title:  Sr. Vice President
                                ------------------------------------------------

                         TSG ASSOCIATES III, LLC


                         By: /s/ Darryl B. Thompson
                            ----------------------------------------------------
                         Name:   Darryl B. Thompson
                              --------------------------------------------------
                         Title:  Senior Vice President
                               -------------------------------------------------

                         TSG CAPITAL FUND III, L.P.
                         By:  TSG Associates III, LLC, its General Partner


                         By: /s/ Darryl B. Thompson
                            ----------------------------------------------------
                         Name:   Darryl B. Thompson
                              --------------------------------------------------
                         Title:  Senior Vice President
                               -------------------------------------------------

                         TSG VENTURES, L.P.
                         By:  TSG VI Associates, Inc., its General Partner


                         By: /s/ Steven J. Lamb
                            ----------------------------------------------------
                         Name:   Steven J. Lamb
                              --------------------------------------------------
                         Title:  Vice President
                               -------------------------------------------------


           [Counterpart Signature Page No. 2 to the First Amendment to Acquisition Agreement and Plan of Merger]

                         TSG CAPITAL FUND II, L.P.
                         By:  TSG Associates II, L.P., its General Partner
                         By:  TSG Associates II, Inc., its General Partner


                         By: /s/ Darryl B. Thompson
                            ----------------------------------------------------
                         Name:   Darryl B. Thompson
                              --------------------------------------------------
                         Title:  Senior Vice President
                               -------------------------------------------------


                         /s/ Amador S. Bustos
                         -------------------------------------------------------
                         Amador S. Bustos


                         /s/  Salvador H. Campos
                         -------------------------------------------------------
                         Salvador H. Campos


                         /s/ John S. Bustos
                         -------------------------------------------------------
                         John S. Bustos

                         /s/ Glenn Emanuel
                         -------------------------------------------------------
                         Glenn Emanuel


                         /s/ Arthur Rockwell
                         -------------------------------------------------------
                         Arthur Rockwell

                         BUSTOS ASSET MANAGEMENT, LLC


                         By: /s/ Amador S. Bustos
                            ----------------------------------------------------
                         Name:   Amador S. Bustos
                              --------------------------------------------------
                         Title:  Manager
                               -------------------------------------------------

            [Counterpart Signature Page No. 3 to the First Amendment
                  to Acquisition Agreement and Plan of Merger]

EXHIBITS
--------

Exhibit A-1         Amended and Restated Exchange Agreement

Exhibit B-1         Adjustment to Cash Consideration Value

The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit upon request.